UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2005

                                  TECHALT, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                         3311 N. Kennicott Ave., Suite A
                           Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On September 8, 2005, TechAlt, Inc., a Nevada corporation (the "Company"), received notice that Paul Masanek, an individual, and Service By Designwise, Ltd. (collectively, the "Plaintiff"), filed legal action in the Circuit Court of Cook County, Illinois County Department, Law Division, seeking an Order of Replevin against the Company. Under the Order of Replevin, the Plaintiff alleges that the Company is in default for nonpayment on a Secured Convertible Promissory Note dated November 19, 2004, with the Plaintiff as Holder and the Company as Promisor (the "Note").

The Plaintiff further alleges that the default triggers the Plantiff's right, under a Security Agreement dated November 19, 2004, to immediate possession of certain collateral in the Company including the Company's accounts, accounts receivables, goods, equipment inventory, machinery, fixtures, cash, securities, all intellectual property including trademarks, service marks, trade names, copyrights, patents, patent licenses, contracts and other tangible and intangible contracts.

The Company intends to answer the Plaintiff's complaint and to defend its assets.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TECHALT, INC.
                                          (Company)


Date: September 12, 2005                By:  /s/ David M. Otto
                                           -------------------------------------
                                                 David M. Otto
                                        Its:     Secretary




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